UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2020

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5670 W. Chandler Blvd.

Suite 100

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2020, Everspin and Daniel Berenbaum entered into an offer letter pursuant to which Mr. Berenbaum will become Everspin’s Chief Financial Officer, and therefore Everspin’s principal financial and accounting officer, effective July 15, 2020. As a result, concurrent with Mr. Berenbaum assuming these roles, Matthew Tenorio, Everspin’s Interim Chief Financial Officer and principal financial and accounting officer, will cease to function in these roles and resume his role as Everspin’s Corporate Controller.

Mr. Berenbaum, age 50, joins Everspin from GLOBALFOUNDRIES, the world’s leading specialty semiconductor foundry, where he held various executive positions from May 2013 to June 2020. Most recently, from April 2018 to June 2020, he was Vice President, Finance and Chief Financial Officer, Asia/Pacific, responsible for manufacturing controlling, accounting, and shared services, as well as driving M&A for the region. Mr. Berenbaum’s previous roles at GLOBALFOUNDRIES include: Chief of Staff, Office of the CEO, from August 2017 to April 2018, in which position he helped to set priorities for the organization, and assisted the senior leadership team in driving timely and optimized business decisions; Head, Global Capital Procurement, from August 2016 to August 2017, in which role he was responsible for GLOBALFOUNDRIES’ multi-billion dollar annual capital spending and maintenance budget across five major sites; and Senior Director, Finance from May 2013 to August 2016, in which role he was responsible for the financial performance of GLOBALFOUNDRIES’ Singapore manufacturing operations.

Prior to GLOBALFOUNDRIES, Mr. Berenbaum spent a decade at various institutional equity and trading firms on Wall Street in analyst and leadership roles, where he accumulated extensive investment experience across the semiconductor space. His earlier experience includes seven years in various technical and management roles at Applied Materials, as well as five years as a nuclear power-trained surface line officer in the United States Navy. Berenbaum has a B.S. degree in History from the United States Naval Academy.

Pursuant to the terms of the offer letter, Mr. Berenbaum will: receive an annual base salary of $300,000; be eligible for an annual target bonus of 50% of his base salary (pro rated for 2020, with a minimum guaranteed amount of 50% of the pro rated amount); receive a stock option to purchase 50,000 shares and a restricted stock unit to acquire 50,000 shares of Everspin common stock, each vesting over four years; and receive a sign-on bonus of $30,000. In addition, Mr. Berenbaum will be a participant in Everspin’s Executive Change in Control Plan, pursuant to which, in the event of termination of his employment with Everspin other than for cause or his voluntary termination of his employment for good reason within three months prior to, or 12 months following, a change of control of Everspin, Mr. Berenbaum will receive 12 months base salary, full target bonus, 12 months health insurance coverage and 12 months accelerated vesting of his equity awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.

Dated: June 9, 2020

	By:	/s/ Matthew Tenorio
Matthew Tenorio
Interim Chief Financial Officer